SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 16, 2002
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 10, 2002, CACI International Inc announced that it had signed an Asset Purchase Agreement to acquire the Government Solutions Division of Condor Technology Solutions Inc. (OTC Pink Sheets: CTSI). The acquisition is expected to be completed in August after approval of the sale by Condor's shareholders.

Condor's Government Solutions Division provides professional services that include management consulting, strategic planning, interactive training and communications, and call center support to the Department of Veterans Affairs and the National Guard Bureau.

A copy of the Registrant's press release regarding CACI's execution of an Asset Purchase Agreement for the acquisition of the Government Solutions Division of Condor Technology Solutions Inc. is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated July 10, 2002, announcing execution of an Asset Purchase Agreement for the Government Solutions Division of Condor Technology Solutions Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary